                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87505, 333-92159, 333-93591, 333-32460,
333-35730) and in this Current Report on Form 8-K/A of Kana Communications, Inc. of our report dated July 19, 1999 except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999 and Note P which is as of February 6, 2000 relating to the financial statements of Silknet Software, Inc., which appears in Kana Communication Inc.'s Form S-4 (No. 333-32428).



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 8, 2000